                                                                      EXHIBIT 32

In connection with the Quarterly  Report of True Product ID, Inc. (the "Company") on Form 10-QSB for the period  ending  March 31, 2007 as filed with the  Securities and Exchange  Commission (the "Report"),  Richard A. Bendis, the Chief Executive and Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted  pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information  contained in the Report fairly  presents,  in all material respects the financial condition and results of the Company.

May 15, 2007                          By:   /s/ Richard A. Bendis

Richard A. Bendis

Chief Executive Officer and Principal Financial Officer